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                                                                    EXHIBIT 10.1

                                                               EXECUTION VERSION

                          SECURITIES PURCHASE AGREEMENT

      This SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of May 31, 2005, is made by and among Remote Dynamics, Inc., a corporation organized under the laws of the State of Delaware (the "COMPANY"), and the purchaser (the "PURCHASER") set forth on the execution page hereof (the "EXECUTION PAGE").

                                   BACKGROUND

      A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("REGULATION D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT").

      B. Upon the terms and conditions stated in this Agreement:

            1. the Purchaser desires to exchange the 5,000 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "SERIES A PREFERRED STOCK"), and pay an additional $750,000 in cash to the Company, in exchange for (i) 650 shares of the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "SERIES B PREFERRED STOCK"), which Series B Preferred Stock shall have the rights, preferences and privileges set forth in the form of Certificate of Designation, Preferences and Rights attached hereto as Exhibit A (the "SERIES B CERTIFICATE OF DESIGNATION"), and
(ii) a warrant in the form attached hereto as Exhibit B (the "C-3 WARRANT") to purchase 2,000,000 shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"); and the Company desires to issue such shares of Series B Preferred Stock and the C-3 Warrant in such exchange; and

            2. the Company desires to borrow from the Purchaser, and the Purchaser desires to loan to the Company, additional cash in the amount of $1,750,000 in exchange for a senior secured note exchangeable, under certain circumstances, for two warrants to purchase up to an aggregate of 2,366,667 shares of Common Stock, in the forms attached hereto as Exhibit C (the "C-1 WARRANT") and Exhibit D (the "C-2 WARRANT"); and the Company desires to issue the Note to the Purchaser in exchange for such funds.

The C-1 Warrant and the C-2 Warrant are together referred to herein as the "EXCHANGE WARRANTS." The C-3 Warrant and the Exchange Warrants are together referred to herein as the "WARRANTS." The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "WARRANT SHARES." The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Exchange Warrants are referred to herein as the "EXCHANGE WARRANT SHARES." The shares of Common Stock issuable upon conversion of or otherwise pursuant to the Series B Preferred Stock are referred to herein as the "PREFERRED CONVERSION SHARES." The Preferred Conversion Shares and the Warrant Shares are together referred to herein as the "UNDERLYING COMMON SHARES." The Series B Preferred Stock, the

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Note, the Warrants and the Underlying Common Shares are collectively referred to herein as the "SECURITIES" and each of them may individually be referred to herein as a "SECURITY."

      C. Concurrently with the execution of this Agreement and the Note, the parties hereto are executing a Security Agreement in the form attached hereto as Exhibit E (the "SECURITY AGREEMENT").

      D. Pursuant to the terms of this Agreement, as a condition to the sale of the Series B Stock and the C-3 Warrant hereunder, the parties hereto intend to execute a Registration Rights Agreement, in the form attached hereto as Exhibit F (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company shall agree to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws. This Agreement, the Series B Certificate of Designation, the Warrants, the Note, the Registration Rights Agreement and the Security Agreement are collectively referred to herein as the "TRANSACTION DOCUMENTS."

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser, intending to be legally bound, hereby agree as follows:

1. PURCHASE AND SALE OF SECURITIES.

      (a) Issuance of Note. Subject to the terms hereof, concurrently with the execution of this Agreement (i) the Purchaser shall pay One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) to the Company, and the Company shall issue the Note to the Purchaser; and (ii) the Purchaser and the Company shall execute and deliver the Security Agreement.

      (b) Sale of Series B Preferred Stock. Subject to the terms and conditions hereof, including the conditions set forth in Sections 6 and 7, the Purchaser shall surrender and exchange all of the 5,000 shares of Series A Preferred Stock held by the Purchaser and shall pay an additional Seven Hundred Fifty Thousand Dollars ($750,000) (the "SERIES B PURCHASE PRICE") to the Company, and the Company shall issue 650 shares of Series B Preferred Stock and the C-3 Warrant to the Purchaser (the issuance of the Series B Preferred Stock hereunder shall be deemed full satisfaction, and result in cancellation, of the Series A Preferred Stock); and

      (c) Exchange of Note for Warrants. Subject to the terms and conditions hereof, including Sections 6 and 7, and the terms and conditions of the Note, the Purchaser shall surrender the Note to the Company, and in exchange for the Note the Company shall issue to the Purchaser the C-1 and C-2 Warrants (the "EXCHANGE").

      (d) The Closings. The closings of the transactions contemplated in each of
Section 1(b) hereof (the "SERIES B CLOSING") and Section 1(c) hereof (the "EXCHANGE CLOSING," and together with the Series B Closing, the "CLOSINGS") shall take place at the offices of Drinker Biddle & Reath LLP at One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania 19103 at 10:00 a.m., Philadelphia, Pennsylvania time, on the business day immediately following the day on which all of the applicable conditions set forth in Sections 6 and 7 below

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are satisfied or waived or such other time or place as the Company and the
Purchaser may mutually agree (the "SERIES B CLOSING DATE" or "EXCHANGE CLOSING DATE," as applicable; each, a "CLOSING DATE").

2. PURCHASER'S REPRESENTATIONS AND WARRANTIES.

      The Purchaser represents and warrants to the Company as follows:

      (a) Purchase for Own Account, Etc. The Purchaser is purchasing the Securities for the Purchaser's own account for investment purposes only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. The Purchaser understands that the Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act and applicable state securities laws.

      (b) Accredited Investor Status. The Purchaser is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D.

      (c) Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to the Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

      (d) Information. The Purchaser and its counsel, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been specifically requested by the Purchaser or its counsel. Neither such inquiries nor any other investigation conducted by the Purchaser or its counsel or any of its representatives shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained in
Section 3 below. The Purchaser understands that the Purchaser's investment in the Securities involves a high degree of risk.

      (e) Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

      (f) Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding

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agreement of the Purchaser enforceable against the Purchaser in accordance with its terms. Each of the other Transaction Documents has been duly and validly authorized and, when executed and delivered on behalf of the Purchaser at the Closing in accordance with this Agreement, shall be a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its respective terms.

      (g) Residency. The Purchaser is a resident of the jurisdiction set forth under the Purchaser's name on the Execution Page hereto executed by the Purchaser.

      (h) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

      (i) Ability of the Purchaser to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

      (j) Title to Series A Preferred Stock. The Purchaser has, and immediately prior to the date of the Series B Closing, will have good and valid title to the shares of Series A Preferred Stock to be exchanged by the Purchaser hereunder on the Series B Closing Date, free and clear of all liens, encumbrances, equities or claims.

      (k) No Brokers. Other than the consulting fee to Saffron Capital Management LLC referred to in Section 4(q), the Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

      The Purchaser's representations and warranties made in this Article 2 are made solely for the purpose of permitting the Company to make a determination that the offer and sale of the Securities pursuant to this Agreement comply with applicable U.S. federal and state securities laws and not for any other purpose. Accordingly, the Company may not rely on such representations and warranties for any other purpose. No Purchaser has made or hereby makes any other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      Except as set forth on a Disclosure Schedule executed and delivered by the Company to the Purchaser (the "DISCLOSURE SCHEDULE") concurrently herewith, the Company represents and warrants to the Purchaser as follows:

      (a) Organization and Qualification. The Company and each of its direct and indirect subsidiaries (collectively, the "SUBSIDIARIES") is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation

                                      - 4 -
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to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify or be in good standing would have a Material Adverse Effect. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT" means any effect which, individually or in the aggregate with all other effects, reasonably would be expected to be materially adverse to (i) the sale, issuance or value of the Securities, (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents or (iii) the business, operations, properties, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any such effect resulting solely from changes affecting the economy or financial markets generally shall not constitute a Material Adverse Effect.

      (b) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents, to issue and sell the Securities in accordance with the terms hereof, to issue the Conversion Shares upon conversion of the Series B Preferred Stock in accordance with the terms thereof and to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms thereof; (ii) the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities and the issuance and reservation for issuance of the Underlying Common Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or any committee of the Board of Directors is required, and (iii) this Agreement constitutes, and, upon execution and delivery by the Company of the other Transaction Documents, such Transaction Documents will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms. Neither the execution, delivery or performance by the Company of its obligations under this Agreement or the other Transaction Documents, nor the consummation by it of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Securities or the issuance or reservation for issuance of the Underlying Common Shares) requires any consent or authorization of the Company's stockholders.

      (c) Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans (including the Company's 2005 Equity Incentive
Plan), the number of shares issuable and reserved for issuance pursuant to securities (other than the Series B Preferred Stock and the Warrants) exercisable or exchangeable for, or convertible into, any shares of capital stock and the number of shares to be reserved for issuance upon conversion of the Series B Preferred Stock and exercise of the Warrants is set forth in
Section 3(c) of the Disclosure Schedule. All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such exercisable, exchangeable or convertible securities will be, validly issued, fully paid and non-assessable. No shares of capital stock of the Company (including the Conversion Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as set forth in
Section 3(c) of the Disclosure Schedule, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company

                                      - 5 -
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or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, nor are any such issuances, contracts, commitments, understandings or arrangements contemplated, (ii) there are no contracts, commitments, understandings or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement); (iii) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem or otherwise acquire any security of the Company or any of its Subsidiaries; and (iv) the Company does not have any shareholder rights plan, "poison pill" or other anti-takeover plans. Section 3(c) of the Disclosure Schedule sets forth all of the securities or instruments issued by the Company or any of its Subsidiaries that contain anti-dilution or similar provisions, and, except as and to the extent set forth thereon, the sale and issuance of the Securities will not trigger any anti-dilution adjustments to any such securities or instruments. The Company has furnished to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), the Company's Bylaws as in effect on the date hereof (the "BYLAWS"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company, all of which instruments and agreements are set forth in Section 3(c) of the Disclosure Schedule. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or any such Subsidiary.

      (d) Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms of this Agreement, (i) will be validly issued, fully paid and non-assessable and free from all taxes, liens, claims and encumbrances, (ii) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other person and (iii) will not impose personal liability on the holder thereof. The Underlying Common Shares are duly authorized and reserved for issuance, and, upon conversion of the Series B Preferred Stock and exercise of the Warrants in accordance with the terms thereof, (x) will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances, (y) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other person and (z) will not impose personal liability upon the holder thereof.

      (e) No Conflicts; Consents. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities and the issuance and reservation for issuance of the Underlying Common Shares) will not (i) result in a violation of the Certificate of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) assuming the receipt of the Nasdaq Listing Department's approval

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of the Company's Supplemental Listing Application with respect to the Securities
(other than the Note), subject to stockholder approval (to the extent stockholder approval is contemplated herein), result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws, rules and regulations and rules and regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except, with respect to clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, have a Material Adverse Effect). Except
(v) for Listing Department approval of the Supplemental Listing Application, (w) as may be required under the Securities Act in connection with the performance of the Company's obligations under the Registration Rights Agreement, (x) for the filing of a Form D with the SEC, (y) as may be required for compliance with applicable state securities or "blue sky" laws, or (z) as otherwise set forth in
Section 3(e) of the Disclosure Schedule, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency or other third party (including, without limitation, pursuant to any Material Contract (as defined in Section 3(g) below)) in order for it to execute and deliver this Agreement or any of the other Transaction Documents or perform any of its obligations hereunder or thereunder.

      (f) Compliance. The Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational documents and no Subsidiary is in violation of any of its organizational documents. Neither the Company nor any of its Subsidiaries is in default (and no event has occurred that with notice or lapse of time or both would put the Company or any of its Subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party (including, without limitation, the Material Contracts), except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate have not had and would not have a Material Adverse Effect. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company or any Subsidiary, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign regulatory authorities that are material to the conduct of its business, and neither the Company nor any of its Subsidiaries has received any notice of proceeding relating to the revocation or modification of any such certificate, authorization or permit.

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      (g) SEC Documents, Financial Statements. Since August 31, 2001, the
Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, the "SEC DOCUMENTS"). The Company has delivered to the Purchaser true and complete copies of the SEC Documents, or such documents are available on EDGAR. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the Select SEC Documents (as defined below), the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses
(i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company. Without limiting the generality of the foregoing, the Company has either satisfied or has set aside on its books and records provisions reasonably adequate for the satisfaction of all Claims (as defined in the Plan of Reorganization) pursuant to the Company's Third Amended Joint Plan of Reorganization, dated June 28, 2004 (the "PLAN OF REORGANIZATION"). To the extent required by the rules and regulations of the SEC applicable thereto, the Select SEC Documents contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties or assets of the Company or any Subsidiary is subject (each, a "MATERIAL CONTRACT"). Except as set forth in the Select SEC Documents, none of the Company, its Subsidiaries or, to the best knowledge of the Company, any of the other parties thereto is in breach or violation of any Material Contract, which breach or violation would have a Material Adverse Effect. For purposes of this Agreement, "SELECT SEC

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DOCUMENTS" means the Company's (A) Annual Report on Form 10-K for the fiscal year ended August 31, 2004, as amended by the Form 10-K/A filed on December 23, 2004 (the "2004 ANNUAL REPORT"), (B) Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 2004 and February 29, 2005 and (C) Current Reports on Form 8-K filed since August 31, 2004.

      (h) Internal Accounting Controls. Although the Company has not implemented, and is not yet required to implement, the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, the Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of a date within 90 days prior to the filing date of the 2004 Annual Report and the Company's most recently filed Quarterly Report on Form 10-Q (each such date, an "EVALUATION DATE"). The Company presented in the 2004 Annual Report and its most recently filed Quarterly Report on Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the respective Evaluation Date. Since the Evaluation Date for the 2004 Annual Report, there have been no significant changes in the Company's "internal controls" (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

      (i) Absence of Certain Changes. Except as set forth in the Select SEC Documents, since August 31, 2004, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. The Company does not currently expect to take any steps to seek protection pursuant to any bankruptcy or receivership law, nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings with respect to the Company or any of its Subsidiaries.

      (j) Transactions With Affiliates. Except as set forth in the Select SEC Documents, none of the officers, directors, or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services solely in their capacity as officers, directors or employees), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or

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from any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director, or employee has an ownership interest of five percent or more or is an officer, director, trustee or partner.

      (k) Absence of Litigation. Except as disclosed in the Select SEC Documents and as set forth in Section 3(k) of the Disclosure Schedule, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body (including, without limitation, the SEC) pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, any of its Subsidiaries, or any of their respective directors or officers in their capacities as such. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

      (l) Intellectual Property. Each of the Company and its Subsidiaries owns or is duly licensed (and, in such event, has the unfettered right to grant sublicenses) to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") necessary for the conduct of its business as now being conducted and as presently contemplated to be conducted in the future. Section 3(l) of the Disclosure Schedule sets forth a list of all Intangibles owned and/or used by the Company in its business. To the knowledge of the Company and its Subsidiaries, neither the Company nor any Subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any third party Intangibles. Neither the Company nor any of its Subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles. Except as set forth on
Section 3(l) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company's or its Subsidiaries' ownership of or right to use its Intangibles and the Company has no knowledge of any reasonable basis for any such claim to be successful. The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company and its Subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the Company's knowledge, no person is infringing on or violating the Intangibles owned or used by the Company or its Subsidiaries.

      (m) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

      (n) Tax Status. Except as set forth in the Select SEC Documents, the Company and each of its Subsidiaries has made or filed all foreign, U.S. federal, state, provincial and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on Section 3(n) of the Disclosure Schedule, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any foreign, federal, state, provincial or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

      (o) Key Employees. Each of the Company's directors and officers and any Key Employee (as defined below) is currently serving the Company in the capacity disclosed in the Select SEC Documents. No Key Employee is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters. Each Key Employee has entered into an employment contract with the Company that provides for a term of employment as set forth on
Section 3(o) of the Disclosure Schedule. To the knowledge of the Company and its Subsidiaries, no Key Employee has any intention to terminate or limit his employment with, or services to, the Company or any of its Subsidiaries, nor is any such Key Employee subject to any constraints which would cause such employee to be unable to devote his full time and attention to such employment or services. For purposes of this Agreement, "KEY EMPLOYEE" means the persons listed in Section 3(o) of the Disclosure Schedule and any individual who assumes or performs any of the duties of a Key Employee.

      (p) Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any material union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, result in a Material Adverse Effect.

      (q) Insurance. The Company and each of its Subsidiaries has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company. No default or event has occurred that could give rise to a default under any such policy.

      (r) Environmental Matters. There is no environmental litigation or other environmental proceeding pending or, to the knowledge of the Company or any of its Subsidiaries, threatened by any governmental regulatory authority or others with respect to the current or any former business of the Company or any of its Subsidiaries or any partnership or joint venture currently or at any time affiliated with the Company or any of its Subsidiaries. No state of facts exists as to environmental matters or Hazardous Substances (as defined below) that involves the reasonable likelihood of a material capital expenditure by the Company or any of its Subsidiaries that may otherwise have a Material Adverse Effect. To the Company's knowledge, no Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Company or any of its Subsidiaries or by any partnership or joint venture currently or at any time affiliated with the Company or any of its Subsidiaries in violation of any applicable environmental laws. The environmental compliance programs of the Company and each of its Subsidiaries comply in all respects with all environmental laws, whether foreign, federal, state, provincial or local, currently in effect. For purposes of this Agreement, "HAZARDOUS SUBSTANCES" means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

      (s) Solvency. Based on the financial condition of the Company as of the Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

      (t) Listing. The Common Stock is currently listed for trading on the Nasdaq SmallCap Market (the "SMALLCAP MARKET"). The Company is not in violation of the listing requirements of the SmallCap Market and the Company does not presently reasonably anticipate that the Common Stock will be delisted by the SmallCap Market during the one-year period immediately following the Closing, the Company has not received any notice regarding the possible delisting of the Common Stock from the SmallCap Market. On or prior to the Closing, the Company will have secured the listing of the Underlying Common Shares on the SmallCap Market and on each other national securities exchange, automated quotation system or over-the-counter market upon which shares of Common Stock are currently listed (subject to official notice of issuance).

      (u) Form S-3 Eligibility. The Company is eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. There exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Registration Rights Agreement). The Company has no basis to believe that its past or present independent public auditors will withhold their consent to the inclusion, or incorporation by reference, of their audit opinion concerning the Company's financial statements which are included in the Registration Statement required to be filed pursuant to the Registration Rights Agreement.

      (v) Anti-Takeover Provisions. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any and all Purchaser's ownership of the Securities.

      (w) Acknowledgment Regarding The Purchaser's Purchase of the Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and that, as of the date of this Agreement and as of Closing, the Purchaser is not
(i) an officer or director of the Company, or (ii) an "affiliate" of the Company (as defined in Rule 144 under the Securities Act (including any successor rule, "RULE 144")). The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser's purchase of the Securities. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

      (x) No General Solicitation or Integrated Offering. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation" (as such term is defined in Regulation D) with respect to any of the Securities being offered hereby. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act, which result of such integration would require registration under the Securities Act, or any applicable stockholder approval provisions.

      (y) No Brokers. Other than the consulting fee to Saffron Capital Management LLC referred to in Section 4(q), the Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby.

      (z) Acknowledgment Regarding Securities. The number of Conversion Shares issuable upon conversion of the Series B Preferred Stock and the number of Warrant Shares issuable upon exercise of the Warrants may increase in certain circumstances. The Company's directors and executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Series B Preferred Stock in accordance with the terms thereof and the Warrant Shares upon the exercise of the Warrants in accordance with the terms thereof is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders and the availability of remedies provided for in any of the Transaction Documents relating to a failure or refusal to issue any Underlying Common Shares. Taking the foregoing into account, the Company's Board of Directors has determined in its good faith business judgment that the issuance of the Securities hereunder and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders.

      (aa) Disclosure. All information relating to or concerning the Company and/or any of its Subsidiaries set forth in this Agreement or provided to the Purchaser pursuant to Section 2(d) hereof or otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in an annual or quarterly report filed on the date hereof by the Company under the Exchange Act.

4. COVENANTS.

      (a) Commercially Reasonable Efforts. The parties shall use their respective commercially reasonable efforts timely to satisfy each of the conditions described in Sections 6 and 7 of this Agreement.

      (b) Form D; Blue Sky Laws. The Company shall file with the SEC a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date. Before the beginning of the trading day immediately following the Closing Date, the Company shall file a Form 8-K with the SEC concerning this Agreement and the transactions contemplated hereby, which Form 8-K shall attach this Agreement and its Exhibits as exhibits to such Form 8-K (the "8-K FILING"). As of the date of the 8-K Filing, the Company hereby acknowledges that no Purchaser shall be in possession of any material nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the 8-K Filing without the express written consent of the Purchaser; provided, however, that a Purchaser that exercises its rights under Section 4(m) hereof or Article XI.B, XI.C or XI.D of the Series B Certificate of Designation shall be deemed to have given such express written consent, but only with respect to the information obtained as a direct result of the assertion of such rights. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause
(i) the Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

      (c) Reporting Status. So long as the Purchaser (or any of their respective affiliates) beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer that files reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to meet the "registrant eligibility" requirements set forth in the general instructions to Form S-3 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

      (d) Use of Proceeds. The Company shall use the proceeds from the sale and issuance of the Securities for general corporate purposes and working capital. Such proceeds shall not be used to (i) pay dividends; (ii) pay for any increase in executive compensation, pay any severance fee or similar payment, or make any loan or other advance to any officer, employee, shareholder, director or other affiliate of the Company, without the express approval of the Board of Directors acting in accordance with past practice; (iii) purchase debt or equity securities of any entity (including redeeming the Company's own securities), except for (A) evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition, (B) certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $500,000,000, (C) the highest-rated commercial paper having a maturity of not more than one year from the date of acquisition, and (D) "Money Market" fund shares, or money market accounts fully insured by the Federal Deposit Insurance Corporation and sponsored by banks and other financial institutions, provided that the investments consist principally of the types of investments described in clauses (A), (B), or (C) above; (iv) make any investment not directly related to the current business of the Company; or (v) to satisfy any obligations pursuant to the Plan of Reorganization, including the payment of any Claims (as defined therein) pursuant thereto.

      (e) Financial Information. So long as the Purchaser (or any of its respective affiliates) beneficially owns any of the Securities, the Company shall send (via electronic transmission or otherwise) the following reports to each the Purchaser: (i) within ten days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy statements and any Current Reports on Form 8-K; and (ii) within one day after release, copies of all press releases issued by the Company or any of its Subsidiaries.

      (f) Reservation of Shares. The Company currently has authorized and reserved for the purpose of issuance 10,000,000 shares of Common Stock to provide for the full conversion of the Series B Preferred Stock and issuance of the Conversion Shares in connection therewith, the exercise of the Warrants and the issuance of the Warrant Shares in connection therewith and as otherwise required by the Series B Certificate of Designation, the Warrants, the Note and the Registration Rights Agreement (collectively, the "ISSUANCE OBLIGATIONS"). In the event such number of shares becomes insufficient to satisfy the Issuance Obligations, the Company shall take all necessary action to authorize and reserve such additional shares of Common Stock necessary to satisfy the Issuance Obligations.

      (g) Listing. So long as the Purchaser (or any of its affiliates) beneficially owns any of the Securities, the Company shall maintain the listing of all Underlying Common Shares from time to time issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants on each national securities exchange, automated quotation system or electronic bulletin board on which shares of Common Stock are currently listed. The Company shall use commercially reasonable efforts to continue the listing and trading of its Common Stock on the SmallCap Market or on the Nasdaq National Market (the "NATIONAL MARKET"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX") and shall comply in all respects with the reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the "NASD"), such exchanges, or such electronic system, as applicable. The Company shall promptly provide to the Purchaser copies of any notices it receives regarding the continued eligibility of the Common Stock for trading on any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any.

      (h) Corporate Existence. So long as the Purchaser (or any of its affiliates) beneficially owns any of the Securities, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, the Company shall ensure that the surviving or successor entity in such transaction (i) assumes the Company's obligations under this Agreement and the other Transaction Documents and the agreements and instruments entered into in connection herewith and therewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all the Series B Preferred Stock and exercise in full of all Warrants outstanding as of the date of such transaction and (ii) except in the event of a merger, consolidation of the Company into any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company where the consideration consists solely of cash, the surviving or successor entity is a publicly traded corporation whose common stock is listed for trading on the SmallCap Market, the National Market, the NYSE or the AMEX.

      (i) No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of the Securities to be integrated with any other offering of securities by the Company.

      (j) Legal Compliance. The Company shall conduct its business and the business of its Subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

      (k) Redemptions, Dividends and Repayments of Indebtedness. Except as contemplated hereby, so long as the Purchaser (or any of its affiliates) beneficially owns any of the Series B Preferred Stock, the Company shall not, without first obtaining the written approval of the holders of a majority of the shares of Series B Preferred Stock then outstanding (which approval may be given or withheld by such holders in their sole and absolute discretion), repurchase, redeem or declare or pay any cash dividend or distribution on any shares of capital stock of the Company or repay or prepay any indebtedness of the Company other than as expressly required pursuant to the terms of such indebtedness as in effect on the date hereof.

      (l) Information. So long as the Purchaser (or any of its affiliates) beneficially owns any of the Securities, the Company shall furnish to the
Purchaser:

            (i) concurrently with the filing with the SEC of its annual reports on Form 10-K, a certificate of the President, a Vice President or a senior financial officer of the Company stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, neither the Company nor any of its Subsidiaries is or has during such period been in default in the performance or observance of any of the terms, covenants or conditions hereof, or, if the Company or any of its Subsidiaries shall be or shall have been in default, specifying all such defaults, and the nature and period of existence thereof, and what action the Company or such Subsidiary has taken, is taking or proposes to take with respect thereto; and

            (ii) the information the Company must deliver to any holder or to any prospective transferee of Securities in order to permit the sale or other transfer of such Securities pursuant to Rule 144A of the SEC or any similar rule then in effect.

The Company shall keep at its principal executive office a true copy of this Agreement (as at the time in effect), and cause the same to be available for inspection at such office during normal business hours by any holder of Securities or any prospective transferee of Securities designated by a holder thereof.

      (m) Inspection of Properties and Books. So long as the Purchaser (or any of its affiliates) beneficially owns any of the Securities, each the Purchaser who then holds Securities and its representatives and agents (collectively, the "INSPECTORS") shall have the right, at the Purchaser's expense, to visit and inspect any of the properties of the Company and of its Subsidiaries, to examine the books of account and records of the Company and of its Subsidiaries, to make or be provided with copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and of its Subsidiaries with, and to be advised as to the same by, its and their officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss such affairs, finances and accounts, whether or not a representative of the Company is present) all at such reasonable times and intervals and to such reasonable extent as the Purchaser may desire; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to the Purchaser) of any such information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement filed pursuant to the Registration Rights Agreement (in which case the Company shall immediately promptly (but in no event more than two trading days after receiving notification from the Inspector) a Form 8-K with the SEC disclosing such information), (ii) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (iii) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Purchaser agrees that it shall, upon learning that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential.

      (n) Shareholders Rights Plan. No claim shall be made or enforced by the Company or any director, officer, employee, representative or other person acting on behalf of the Company that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under this Agreement or any other Transaction Documents or under any other agreement between the Company and the Purchaser.

      (o) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by any Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company shall execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser.

      (p) Variable Securities. So long as the Purchaser (or any of their respective affiliates) beneficially owns any of the Securities, the Company shall not, without first obtaining the written approval of the holders of a majority of the shares of Series B Preferred Stock then outstanding (which approval may be given or withheld by such holders in their sole and absolute discretion), issue or sell any rights, warrants or options to subscribe for or purchase Common

Stock, or any other securities directly or indirectly convertible into or exchangeable or exercisable for Common Stock, at an effective conversion, exchange or exercise price that varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price.

      (q) Expenses. At the Closing, the Company shall pay to the Purchaser reimbursement for the out-of-pocket expenses reasonably incurred by the Purchaser, its affiliates and its advisors in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Purchaser's and their respective affiliates' and advisors' reasonable due diligence and attorneys' fees and expenses (the "EXPENSES"); provided, however, that the Purchaser shall be permitted, in its discretion, to deduct all of its Expenses from the aggregate purchase price payable by the Purchaser hereunder; and provided, further, that the aggregate amount of the Expenses payable to the Purchaser shall not exceed $110,000.00 (the "EXPENSE CAP"). The Company shall pay the Purchaser fifty thousand dollars ($50,000) of this Expense Cap concurrently with the execution of this Agreement. In addition, from time to time thereafter, upon any Purchaser's written request, the Company shall pay to the Purchaser such additional Expenses (not to exceed in the aggregate the Expense Cap), if any, not covered by such payment, in each case to the extent reasonably incurred by the Purchaser, its affiliates or its or their advisors in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby. In addition to the foregoing, the Company shall pay Saffron Capital Management LLC a consulting fee in the amount of $125,000 which SDS Capital Group SPC, Ltd. shall be entitled to deduct from the purchase price payable by it hereunder and pay directly to Saffron Capital Management LLC.

      (r) Right of First Refusal. If the Company desires to contract with or otherwise engage any unrelated third party to provide technical recruiting, call center service, outsourced software engineering and integration services, or any similar services (collectively, the "OUTSOURCED SERVICES"), the Company shall give written notification (the "OUTSOURCING NOTIFICATION") of such desire to SDS Capital Group SPC, Ltd. SDS Capital Group SPC, Ltd. shall have fifteen (15) days from its receipt of the Outsourcing Notification in which to advise the Company of its desire to appoint a designee (the "OUTSOURCING DESIGNEE") to provide such Outsourced Services to the Company. The Outsourcing Designee shall then have the exclusive right, during the thirty (30) day period following the date on which the Company receives written notice of such Outsourcing Designee's appointment, to develop and deliver to the Company a formal proposal (the "PROPOSAL") for the provision of such Outsourced Services. The Company shall accept such Proposal if the terms of the Proposal are commercially reasonable. If an Outsourcing Designee is not appointed, or if the Outsourcing Designee fails to deliver to the Company a Proposal in the manner described above, the Company shall have the right to solicit and consider alternative proposals to provide such Outsourced Services, provided, however, that if a contract to provide such Outsourced Services is not executed within ninety (90) days after the Outsourcing Notification, then the provisions of this Section 4(s) will apply again to the Outsourced Services as if the initial Outsourcing Notification had ever been provided.

      (s) Investment Oversight Committee. Effective as of the date hereof, an investment oversight committee (the "INVESTMENT OVERSIGHT COMMITTEE") shall be established for the purpose of monitoring the disbursement of the net proceeds to the Corporation
(i) in connection with the Note issuance and (ii) from the issuance and sale of the Series B Preferred Stock. The Investment Oversight Committee shall consist of two (2) members. The initial members shall be W. Michael Smith and Raahim Don. All expenditures of the proceeds resulting from the sales of securities by the Corporation pursuant to the Series B Securities Purchase Agreement shall require the unanimous, prior, written approval of the members of the Investment Oversight Committee. The Investment Oversight Committee shall remain in existence until the Company has used all of the proceeds received in connection with the transactions contemplated by this Agreement.

      (t) Stockholder Approval. Promptly following the date hereof , the Company and its Board of Directors shall (i) prepare proxy materials and solicit proxies requesting Stockholder Approval (as defined below), (ii) call an annual or special meeting (the "SPECIAL MEETING") of the Company's stockholders (which shall be held no later than August 1, 2005, subject to any delay caused solely by the SEC's review of the preliminary proxy statement relating thereto or clearance of the materials under applicable SEC rules and regulations) for the purpose of obtaining Stockholder Approval, (iii) recommend that the Company's stockholders vote in favor of such approval, and (iv) otherwise use commercially reasonable best efforts to obtain Stockholder Approval. If Stockholder Approval is not obtained at the Special Meeting, the Company and its Board of Directors shall continue to use commercially reasonable best efforts to obtain Stockholder Approval until Stockholder Approval is obtained. A request for Stockholder Approval, unless the Board of Directors receives an opinion of counsel advising that such recommendation would constitute a breach of the directors' fiduciary duties imposed by applicable law, shall include a recommendation that the Company's stockholders vote in favor of such approval. All expenses related to the solicitation of proxies with respect to, or otherwise incurred in connection with, obtaining Stockholder Approval shall be borne by the Company. "STOCKHOLDER APPROVAL" means the affirmative vote by the holders of the requisite number of votes cast at a meeting of stockholders to duly and validly approve (i) the issuance of the Exchange Warrants upon exchange of the Note in accordance with the terms and conditions thereof and of this Agreement, (ii) the issuance of the Series B Preferred Stock and the C-3 Warrant pursuant to this Agreement, in the event that Nasdaq requires stockholder approval of these transactions in connection with the Supplemental Listing Application (as described in Section 4(u) below), and (iii) any other transaction contemplated hereby which respect to which Nasdaq requires specific stockholder approval in connection with the Supplemental Listing Application (as described in Section 4(u) below).

      (u) Nasdaq Review. Promptly following the execution of this Agreement, the Purchaser and the Company shall cooperate to (i) submit to the Listing Department a copy of this Agreement and any ancillary Transaction Documents that the parties shall agree upon, for, (ii) request that the Listing Department review the Agreement and any other submitted documents and, following such review, approve the Company's Supplemental Listing Application (provided, however, that the Company shall clarify to Nasdaq in connection with such Supplemental Listing Application that the Company does not intend to seek Stockholder Approval of the sale and issuance of the Series B Preferred Stock or the C-3 Warrant), and (iii) respond to any requests from the Listing Department for further information or documentation, or to discuss any matters relating to this Agreement and the transactions contemplated hereby.

      (v) Operation of Business. Except as otherwise contemplated by this Agreement, during the period from the date hereof to the Closing Date, the Company shall conduct its business in the ordinary course of business and use commercially reasonable efforts to preserve intact in all material respects the business organization of the business, keep available the services of its officers and employees, and maintain its present relationships with licensors, suppliers, distributors, customers and others having significant business relationships with it.

5. SECURITIES TRANSFER MATTERS.

      (a) Conversion and Exercise. Upon conversion of the Series B Preferred Stock or exercise of the Warrants by any person, (i) if the DTC Transfer Conditions (as defined below) are satisfied, the Company shall cause its transfer agent to electronically transmit all Underlying Common Shares by crediting the account of such person or its nominee with the Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system; or (ii) if the DTC Transfer Conditions are not satisfied, the Company shall issue and deliver, or instruct its transfer agent to issue and deliver, certificates (subject to the legend and other applicable provisions hereof and the Series B Certificate of Designation and Warrants), registered in the name of such person its nominee, physical certificates representing the Underlying Common Shares, as applicable. Even if the DTC Transfer Conditions are satisfied, any person effecting a conversion of Series B Preferred Stock or exercising Warrants may instruct the Company to deliver to such person or its nominee physical certificates representing the Underlying Common Shares, as applicable, in lieu of delivering such shares by way of DTC Transfer. For purposes of this Agreement, "DTC TRANSFER CONDITIONS" means that (A) the Company's transfer agent is participating in the DTC Fast Automated Securities Transfer program and (B) the certificates for the Underlying Common Shares required to be delivered do not bear a legend and the person effecting such conversion or exercise is not then required to return such certificate for the placement of a legend thereon.

      (b) Transfer or Resale. The Purchaser understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless
(A) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering the Securities; or (B) the Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration under the Securities Act or any state securities laws; or (C) sold under and in compliance with Rule 144; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws (other than pursuant to the terms of the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided such pledge is consistent with applicable laws, rules and regulations.

      (c) Legends. The Purchaser understands that the Series B Preferred Stock, the Note and the Warrants and, until such time as the Underlying Common Shares have been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement or otherwise may be sold by the Purchaser under Rule 144, the certificates for the Underlying Common Shares may bear a restrictive legend in substantially the following form:

            The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any other jurisdiction. The securities represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws.

      The Company shall, immediately prior to a registration statement covering the Securities (including, without limitation, the Registration Statement contemplated by the Registration Rights Agreement) being declared effective, deliver to its transfer agent an opinion letter of counsel, opining that at any time such registration statement is effective, the transfer agent shall issue, in connection with the issuance of the Underlying Common Shares, certificates representing such Underlying Common Shares without the restrictive legend above, provided such Underlying Common Shares are to be sold pursuant to the prospectus contained in such registration statement. Upon receipt of such opinion, the Company shall use commercially reasonable efforts to cause the transfer agent to confirm, for the benefit of the holders, that no further opinion of counsel is required at the time of transfer in order to issue such shares without such restrictive legend.

      The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder); (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act; or
(iii) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance written notice to the Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and the Purchaser shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

      (d) Transfer Agent Instruction. Upon compliance by any Purchaser with the provisions of this Section 5 with respect to the transfer of any Securities, the Company shall permit the transfer of such Securities and, in the case of the transfer of Conversion Shares or Warrant Shares, promptly instruct its transfer agent to issue one or more certificates (or effect a

DTC Transfer) in such name and in such denominations as specified by the Purchaser. The Company shall not give any instructions to its transfer agent with respect to the Securities, other than any permissible or required instructions provided in this Section 5, and the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement.

6. CONDITIONS TO THE COMPANY'S OBLIGATIONS TO ISSUE SECURITIES AT THE CLOSINGS.

      (a) Conditions to Both Closings. The obligation of the Company hereunder to issue and sell the Series B Preferred Stock and C-3 Warrant to the Purchaser hereunder is subject to the satisfaction, at or before the Series B Closing Date, and the obligation of the Company hereunder to issue and sell the C-1 Warrant and C-2 Warrant to the Purchaser hereunder is subject to the satisfaction, at or before the Exchange Closing Date, of each of the following conditions, provided that such conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

            (i) Bridge Loan. The parties hereto shall have consummated the loan and issuance of the Note contemplated in Section 1(a) hereof.

            (ii) Execution of Transaction Documents. The Purchaser shall have executed the Purchaser's Execution Page to this Agreement and each other Transaction Document to which the Purchaser is a party and delivered the same to the Company.

            (iii) Nasdaq Approval. The Nasdaq Stock Market, Inc. Listing Qualifications Department (the "LISTING DEPARTMENT") shall have advised the Company of the Listing Department's approval of the Company's Supplemental Listing Application, subject to stockholder approval of the issuance of the C-1 Warrant and the C-2 Warrant in connection with the Exchange.

            (iv) Representations and Warranties True; Covenants Performed. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of such Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Purchaser shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to such Closing Date.

            (v) No Legal Prohibition. No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

      (b) Additional Conditions to Series B Closing. The obligation of the Company hereunder to issue and sell the Series B Preferred Stock and C-3 Warrant to the Purchaser hereunder is subject to the satisfaction, at or before the Series B Closing Date, of each of the following additional conditions, provided that such conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

            (i) Stockholder Approval. The Company shall have obtained Stockholder Approval with respect to the sale and issuance of the Series B Preferred Stock and C-3 Warrant, if Nasdaq requires such Stockholder Approval as a condition to the sale and issuance of the Series B Preferred Stock and C-3 Warrant (as described in Section 4(u) hereof).

            (ii) Payment of Purchase Price. The Purchaser shall have delivered the full amount of the Series B Purchase Price to the Company by wire transfer in accordance with the Company's written wiring instructions.

      (c) Additional Conditions to Exchange Closing. The obligation of the Company hereunder to issue and sell the C-1 Warrant and C-2 Warrant to the Purchaser hereunder is subject to the satisfaction, at or before the Exchange Closing Date, of each of the following conditions, provided that such conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

            (i) Stockholder Approval. The Company shall have obtained Stockholder Approval with respect to the sale and issuance of the C-1 Warrant and the C-2 Warrant.

            (ii) The Purchaser shall surrendered the Note to the Company for exchange pursuant to the terms thereof.

7. CONDITIONS TO THE PURCHASER'S OBLIGATIONS TO PURCHASE SECURITIES AT THE CLOSINGS.

      (a) Conditions to Both Closings. The obligation of the Purchaser to exchange the Series A Preferred Stock and pay cash to purchase the Series B Preferred Stock and C-3 Warrant hereunder is subject to the satisfaction, at or before the Series B Closing Date, and the obligation of the Purchaser to exchange the Note for the C-1 Warrant and C-2 Warrant hereunder is subject to the satisfaction, at or before the Exchange Closing Date, of each of the following conditions, provided that such conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion:

            (i) Bridge Loan. The parties hereto shall have consummated the loan and issuance of the Note contemplated in Section 1(a) hereof.

            (ii) Execution of Transaction Documents. The Company shall have executed the Company's Execution Page to this Agreement and each other Transaction Document to which the Company is a party (other than the Warrants) and delivered executed originals of the same to the Purchaser.

            (iii) Nasdaq Approval. The Listing Department shall have advised the Company of the Listing Department's approval of the Company's Supplemental Listing Application, subject to stockholder approval of the issuance of the C-1 Warrant and the C-2 Warrant in connection with the Exchange.

            (iv) Filing of Certificate of Designation. The Certificate of Designation shall have been filed and accepted for filing with the Secretary of State of the State of Delaware and a copy thereof certified by the Secretary of State of the State of Delaware shall have been delivered to the Purchaser.

            (v) Listing. The Common Stock shall be authorized for quotation and listed on the SmallCap Market and trading in the Common Stock (or on the SmallCap Market generally) shall not have been suspended by the SEC or the SmallCap Market.

            (vi) Representations and Warranties True; Covenants Performed. The representations and warranties of the Company, to the extent qualified by materiality or Material Adverse Effect, shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date); the representations and warranties of the Company, to the extent not qualified by materiality or Material Adverse Effect, shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct in all material respects as of such date); and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the Closing Date, to the foregoing effect and as to such other matters as may reasonably be requested by the Purchaser.

            (vii) No Legal Prohibition. No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of, any of the transactions contemplated by this Agreement.

            (viii) Legal Opinion. The Purchaser shall have received an opinion of the Company's counsel, dated as of the Closing Date, in the substantially the same form as the legal opinion of Company's counsel delivered to the Purchaser in connection with the sale and issuance of the Series A Preferred Stock to the Purchaser.

            (ix) No Material Adverse Change. There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, since the date hereof.

            (x) Corporate Approvals. The Purchaser shall have received a copy of resolutions, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby, certified as such by the Secretary or Assistant Secretary of the Company, and such other documents they reasonably request in connection with the Closing.

      (b) Additional Conditions to Series B Closing. The obligation of the Purchaser hereunder to exchange the Series A Preferred Stock and pay cash to purchase the Series B Preferred Stock and C-3 Warrant is subject to the satisfaction, at or before the Series B Closing Date, of each of the following additional conditions, provided that such conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion:

            (i) Stockholder Approval. The Company shall have obtained Stockholder Approval with respect to the sale and issuance of the Series B Preferred Stock and C-3 Warrant, if Nasdaq requires such Stockholder Approval as a condition to the sale and issuance of the Series B Preferred Stock and C-3 Warrant (as described in Section 4(u) hereof).

            (ii) Delivery of Securities. The Company shall have delivered to the Purchaser (i) duly executed certificates representing the Series B Preferred Stock and (ii) the duly executed C-3 Warrant (each in proper form and in such denominations as the Purchaser shall reasonably request), registered in the Purchaser's name.

      (c) Additional Conditions to Exchange Closing. The obligation of the Company hereunder to exchange the Note for the C-1 Warrant and C-2 Warrant hereunder is subject to the satisfaction, at or before the Exchange Closing Date, of each of the following additional conditions, provided that such conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion:

            (i) Stockholder Approval. The Company shall have obtained Stockholder Approval with respect to the sale and issuance of the C-1 Warrant and the C-2 Warrant.

            (ii) Delivery of Securities. The Company shall have delivered to the Purchaser the duly executed C-1 Warrant and C-2 Warrant (each in proper form and in such denominations as the Purchaser shall reasonably request), registered in the Purchaser's name.

8. GOVERNING LAW; MISCELLANEOUS.

      (a) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company and the Purchaser irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the County of New Castle, Delaware, in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and the Purchaser irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company and the Purchaser further agree that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the Company or any Purchaser to serve process in any other manner permitted by law. The Company and the Purchaser agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

      (b) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) hereof to be physically delivered to the other party within five days of the execution hereof, provided that the failure to so deliver any manually executed execution page shall not affect the validity or enforceability of this Agreement.

      (c) Construction. Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. The descriptive headings of the several articles and sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

      (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

      (e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents (including any schedules and exhibits hereto and thereto) contain the entire understanding of the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement, and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser.

      (f) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as provided herein. The initial addresses for such communications shall be as follows, and each party shall provide notice to the other parties of any change in such party's address:

            (i) If to the Company:

                Remote Dynamics, Inc.
                1155 Kas Drive, Suite 100

                Richardson, TX 75081
                Telephone: (972) 301-2733
                Facsimile: (972) 301-2633
                Attention: J. Raymond Bilbao, Esquire

                with a copy simultaneously transmitted by like means (which transmittal shall not constitute notice hereunder) to:

                Locke Liddell & Sapp LLP
                2200 Ross Avenue
                Suite 2200
                Dallas, TX 75201-6776
                Telephone: (214) 740-8570
                Facsimile: (214) 756-8570
                Attention: Stephen L. Sapp, Esquire

            (ii) If to any Purchaser, to the address set forth under the Purchaser's name on the Execution Page hereto executed by the Purchaser.

      (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein, the Company shall not assign this Agreement or any rights or obligations hereunder. Any Purchaser may assign or transfer the Securities pursuant to the terms of this Agreement and of such Securities, or assign the Purchaser's rights hereunder to any other person or entity in accordance with applicable law.

      (h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, however, that Section 4(q) may be enforced by any Purchaser's affiliates and its or their advisors to the extent the same is entitled to reimbursement of Expenses pursuant thereto.

      (i) Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 hereof shall survive the Closing for a period of two years notwithstanding any due diligence investigation conducted by or on behalf of any Purchaser. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies any Purchaser may have under applicable U.S. federal or state securities laws.

      (j) Publicity. The Company and the Purchaser shall have the right to approve before issuance any press releases, SEC or, to the extent applicable, NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or SEC or, to the extent applicable, NASD filings with respect to such transactions as is required by applicable law and regulations (although the Purchaser shall be consulted by the Company in connection with any such press release and filing prior to its release and shall be provided with a copy thereof and must provide specific consent to the use of their name in connection therewith, which consent shall not be withheld if Company counsel advises the Company in writing that NASD rules or applicable law explicitly require the use of the Purchaser's name).

      (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      (l) Indemnification. In consideration of the Purchaser's execution and delivery of this Agreement and the other Transaction Documents and purchase of the Securities hereunder, and in addition to all of the Company's other obligations under this Agreement and the other Transaction Documents, from and after the Closing, the Company shall defend, protect, indemnify and hold harmless the Purchaser and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement, collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby or (iii) any cause of action, suit, claim, order, proceeding or process brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance and sale of the Securities, or (C) the status of the Purchaser or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8(l) shall be the same as those set forth in
Section 6(c) of the Registration Rights Agreement.

      (m) Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser hereunder or pursuant to any of the other Transaction Documents or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      (n) Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement and the other Transaction Documents. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

      (o) Remedies. No provision of this Agreement or any other Transaction Document providing for any remedy to a Purchaser shall limit any other remedy which would otherwise be available to the Purchaser at law, in equity or otherwise. Nothing in this Agreement or any other Transaction Document shall limit any rights any Purchaser may have under any applicable federal or state securities laws with respect to the investment contemplated hereby. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder (including, but not limited to, its obligations pursuant to Section 5 hereof) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement (including, but not limited to, its obligations pursuant to Section 5 hereof), that the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer of the Securities, without the necessity of showing economic loss and without any bond or other security being required.

      (p) Knowledge. As used in this Agreement, the term "knowledge" of any person or entity shall mean and include (i) actual knowledge and (ii) that knowledge which a reasonably prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto.

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                                     - 30 -

      IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

REMOTE DYNAMICS, INC.

By: /s/ W. Michael Smith
    -----------------------------
Name: W. Michael Smith
Title: Chief Operating Officer

PURCHASER:

SDS CAPITAL GROUP SPC, LTD. for itself and on behalf of its Class A Segregated portfolio, Class B Segregated portfolio, Class C Segregated portfolio and all future Segregated portfolios created by it from time to time

(Print or Type Name of Purchaser)

By: /s/ Kevin Johnson
    ------------------------
Name: Kevin Johnson
Title: Managing Director

RESIDENCE: CAYMAN ISLANDS

ADDRESS: c/o SDS Management, LLC
         53 Forest Avenue, Second Floor
         Old Greenwich, CT 06870
         Telephone: (203) 967-5850
         Facsimile: (203) 967-5851
         Attention: Steven Derby

                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]